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                                                                   EXHIBIT 5.01



                                 July 31, 1997



Ocular Sciences, Inc.
475 Eccles Avenue
South San Francisco, CA 94080


Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on May 19, 1997 (Registration Number 333-27421), Amendment No. 1 to such Registration Statement filed by you with the Commission on June 4, 1997, Amendment No. 2 to such Registration Statement filed by you with the Commission on July 2, 1997, Amendment No. 3 to such Registration Statement filed by you with the Commission on July 15, 1997 and Amendment No. 4 to such Registration statement to be filed by you with the Commission on July 30, 1997 (collectively, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,280,000 shares of your Common Stock (the "Stock"), up to 4,680,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

        In rendering this opinion, we have examined the following:

        (1)   the Registration Statement, including exhibits;

        (2) your registration statement on Form 8-A (File Number 000-22623) filed with the Commission on May 30, 1997;

        (3) the prospectuses prepared in connection with the Registration Statement;

        (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books of your predecessor, O.S.I. Corporation, a California corporation ("O.S.I. California"), that are in our possession.

        (5) the stock records for both you and O.S.I. California that you have provided to us (consisting of a list of stockholders issued by you and a list of option holders respecting your capital stock that was prepared by you and dated the date hereof);

        (6) the documentation relating to the acquisition of the shares to be sold by each Selling Shareholder pursuant to the Registration Statement; and
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Ocular Sciences, Inc.
July 31, 1997
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        (7)   a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the up to 4,680,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable and that the 3,600,000 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the relevant prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                         Very Truly Yours,


                                         FENWICK & WEST LLP